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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 1996, with respect to the consolidated financial statements of Midland Resources, Inc. and subsidiary included in the Registration Statement on Form S-4 and the related proxy statement/prospectus of Vista Energy Resources, Inc. for the registration of 6,720,793 shares of its common stock.

/s/ Ernst & Young LLP
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    ERNST & YOUNG LLP

Fort Worth, Texas
June 29, 1998